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                                                                    Exhibit 23.1
                                [SLF LETTERHEAD]

                              ACCOUNTANTS' CONSENT

The Board of Directors
 Med-Emerg International Inc.

We consent to the use of our audit report dated February 5, 1999 (except for note15 for which the date is March 2, 1999) on the consolidated balance sheets of Med-Emerg International Inc. as at December 31, 1998 and 1997, and the consolidated statements of operations and deficit and changes in financial position for the years ended December 31, 1998 and 1997 included herein.




/s/ Schwartz Levitsky Feldman

SCHWARTZ LEVITSKY FELDMAN
Toronto, Ontario, Canada
May 17, 1999